Exhibit 99.1

                    Endurance Specialty Holdings Ltd.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on June 29, 2015.

Vote by Internet • Go to www.envisionreports.com/enh_specialmeeting • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

		For	Against	Abstain
1.	To approve the issuance of the ordinary shares of Endurance Specialty Holdings Ltd. (“Endurance”) pursuant to the Agreement and Plan of Merger, dated as of March 31, 2015, among Endurance, Montpelier Re Holdings Ltd. and Millhill Holdings Ltd.	☐	☐	☐

		For	Against	Abstain
2.	To approve the adjournment of Endurance’s special general meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Endurance ordinary share issuance.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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Important notice regarding the Internet availability of proxy materials for the Special General Meeting of Shareholders.

The Joint Proxy Statement/Prospectus and the 2014 Annual Report on Form 10-K are available at: http://www.envisionreports.com/enh_specialmeeting

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ENDURANCE SPECIALTY HOLDINGS LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2015

This proxy is solicited on behalf of Endurance’s Board of Directors. It may be revoked up to one hour prior to the Special General Meeting.

The undersigned hereby appoints John R. Charman, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (“Endurance”) which the undersigned may be entitled to vote at the Special General Meeting of Shareholders of Endurance to be held at Endurance’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda on Tuesday, June 30, 2015 at 10:30 a.m. (Atlantic Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.